Attachment to Letter dated April 23, 1999

[EXHIBIT 5.1 TO DECRANE HOLDINGS EQUITY FORM S-1]

[OPINION OF SPOLIN & SILVERMAN LLP]



[Date of Issuance]


DeCrane Holdings Co.
c/o DeCrane Aircraft Holdings, Inc.
2361 Rosecrans Avenue, Suite 180
El Segundo, California  90245

Ladies and Gentlemen:

The undersigned has acted as special counsel to DeCrane Holdings Co., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, for the registration of 100,000 warrants each for 1.55 shares of common stock, $0.01 par value per share, of the Company, and such common stock as may be issued upon the exercise thereof. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Certificate of Incorporation of the Company and the By-laws of the Company.

Based on the foregoing, we are of the opinion that the warrants are duly authorized and delivered; and that the common stock issuable upon the exercise of the warrants is authorized and reserved for issuance and, when duly issued and delivered, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.    We also consent to the reference to us under the
caption "Legal Matters" in the prospectus contained in such Registration Statement. We are members of the bar of the State of California and express no opinion as to the laws of any jurisdiction other than the State of California, the general corporation law of the State of Delaware and the federal law of the United States of America.

The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                          Very truly yours,

                                          /s/ Spolin & Silverman LLP

Attachment to Letter dated April 23, 1999

[EXHIBIT 5.1 TO DECRANE AIRCRAFT EQUITY FORM S-1]

[OPINION OF SPOLIN & SILVERMAN LLP]



[Date of Issuance]

DeCrane Aircraft Holdings, Inc.
2361 Rosecrans Avenue, Suite 180
El Segundo, California  90245

Ladies and Gentlemen:

     We have acted as counsel to DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange its 12% Series B Senior Subordinated Notes due 2008 for any and all of its outstanding 12% Series A Senior Subordinated Notes due 2008, and the preparation and filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, for the registration of the Series B notes, which are guaranteed by certain of the
Company's subsidiaries.   We have examined and are familiar with originals or
copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Certificate of Incorporation of the Company and the By-laws of the Company.

Based on the foregoing and assuming the due execution and delivery of the Series B notes and guarantees, we are of the opinion that, when the Series B notes and guarantees are executed, authenticated and delivered in exchange for the Series A notes in accordance with the above exchange offer, the Series B notes will be valid and binding obligations of the Company enforceable in accordance with their terms, and the guarantees of the subsidiary guarantors contained therein will be valid and binding obligations of such guarantors enforceable in accordance with their terms, in each case except (1) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally,
(2) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity and (3) to the extent that a waiver of rights under any usury or stay law may be unenforceable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the prospectus contained in such Registration Statement. We are members of the bar of the State of California and express no opinion as to the laws of any jurisdiction other than the State of California, the general corporation law of the State of Delaware and the federal law of the United States of America. We have in any cases where agreements or instruments are governed by other laws assumed that the applicable laws are in all pertinent respects identical to that of the State of California.

The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except that State Street Bank and Trust Co., as trustee for the notes and exchange agent, may rely on this opinion as if addressed to it directly.

                                          Very truly yours,

                                          /s/ Spolin & Silverman LLP